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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We have issued our report dated June 30, 2011, with respect to the consolidated financial statements of Erickson Air-Crane Incorporated and its subsidiaries contained in Amendment No. 7 to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in Amendment No. 7 to the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Portland, Oregon
January 18, 2012

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM